Exhibit A

AGREEMENT

Each of the undersigned hereby consents and agrees to this joint filing to Schedule 13G for the Common Stock of Reed’s, Inc.

February 14, 2025
(Date)

WHITEBOX ADVISORS LLC

/s/ Gina Scianni
(Signature)
Gina Scianni Associate General Counsel & Deputy Chief Compliance Officer
(Name/Title)

February 14, 2025
(Date)

WHITEBOX GENERAL PARTNER LLC

/s/ Gina Scianni
(Signature)
Gina Scianni Authorized Signatory
(Name/Title)

February 14, 2025
(Date)

WHITEBOX MULTI-STRATEGY PARTNERS, LP

/s/ Gina Scianni
(Signature)
Gina Scianni Authorized Signatory
(Name/Title)